Exhibit 2.1

                                                             EXECUTION COPY












          ----------------------------------------------------------

                         AGREEMENT AND PLAN OF MERGER



                                     among



                           GENERAL ELECTRIC COMPANY,



                            OASIS ACQUISITION, INC.



                                      and



                                OSMONICS, INC.



                         Dated as of November 3, 2002






          ----------------------------------------------------------

                               TABLE OF CONTENTS

                                                                     Page

ARTICLE I THE MERGER....................................................1

SECTION 1.1  The Merger.................................................1
SECTION 1.2  Closing; Effective Time....................................1
SECTION 1.3  Effects of the Merger......................................2
SECTION 1.4  Articles of Incorporation; By-Laws.........................2
SECTION 1.5  Directors and Officers.....................................2
SECTION 1.6  Tax Consequences...........................................2

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
            CONSTITUENT CORPORATIONS....................................3

SECTION 2.1  Conversion of Securities...................................3
SECTION 2.2  Cash Elections.............................................4
SECTION 2.3  Proration..................................................5
SECTION 2.4  Treatment of Options and other Share-based Company Plans...6
SECTION 2.5  Dissenting Shares..........................................7
SECTION 2.6  Surrender of Shares........................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............10

SECTION 3.1  Organization and Qualification; Subsidiaries..............10
SECTION 3.2  Articles of Incorporation and By-laws.....................11
SECTION 3.3  Capitalization............................................11
SECTION 3.4  Authority Relative to This Agreement......................12
SECTION 3.5  No Conflict; Required Filings and Consents................12
SECTION 3.6  Compliance................................................13
SECTION 3.7  SEC Filings; Financial Statements.........................13
SECTION 3.8  Absence of Certain Changes or Events......................14
SECTION 3.9  Absence of Litigation.....................................14
SECTION 3.10 Employee Benefit Plans....................................15
SECTION 3.11 Tax Matters...............................................16
SECTION 3.12 Form S-4; Proxy Statement.................................18
SECTION 3.13 Opinion of Financial Advisor..............................18
SECTION 3.14 Brokers...................................................18
SECTION 3.15 Takeover Statutes; Rights Plans...........................19
SECTION 3.16 Intellectual Property.....................................19
SECTION 3.17 Environmental Matters.....................................20
SECTION 3.18 Reorganization Qualification..............................21
SECTION 3.19 Properties................................................21
SECTION 3.20 Contracts.................................................22
SECTION 3.21 Insurance.................................................23
SECTION 3.22 Employee And Labor Relations..............................23

                                                                     Page

SECTION 3.23 Related Party Transactions................................24
SECTION 3.24 Industrial Development Bonds..............................24
SECTION 3.25 Product Liability; Warranties.............................24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....25

SECTION 4.1  Organization and Qualification; Subsidiaries..............25
SECTION 4.2  Capitalization............................................25
SECTION 4.3  Authority Relative to This Agreement......................25
SECTION 4.4  No Conflict; Required Filings and Consents................26
SECTION 4.5  SEC Filings; Financial Statements.........................27
SECTION 4.6  Absence of Certain Changes or Events......................27
SECTION 4.7  Form S-4; Proxy Statement.................................27
SECTION 4.8  Brokers...................................................28
SECTION 4.9  Ownership of Shares.......................................28
SECTION 4.10 Vote/Approval Required....................................28
SECTION 4.11 Reorganization Qualification..............................28

ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER.......................28

SECTION 5.1  Conduct of Business of the Company Pending the Merger.....28
SECTION 5.2  No Control of Other Party's Business......................30

ARTICLE VI ADDITIONAL AGREEMENTS.......................................30

SECTION 6.1  Shareholders Meeting......................................30
SECTION 6.2  Form S-4 and Proxy Statement..............................30
SECTION 6.3  Resignation of Directors..................................31
SECTION 6.4  Access to Information; Confidentiality....................31
SECTION 6.5  Acquisition Proposals.....................................32
SECTION 6.6  Employment and Employee Benefits Matters..................34
SECTION 6.7  Directors' and Officers' Indemnification and Insurance....34
SECTION 6.8  Further Action; Reasonable Best Efforts...................36
SECTION 6.9  Public Announcements......................................37
SECTION 6.10 NYSE Listing..............................................37
SECTION 6.11 Rule 16(b)................................................38
SECTION 6.12 Affiliates................................................38
SECTION 6.13 Standstill Agreements; Confidentiality Agreements.........38
SECTION 6.14 Shareholder Litigation....................................38
SECTION 6.15 Termination of Benefits Plan..............................38

ARTICLE VII CONDITIONS OF MERGER.......................................39

SECTION 7.1  Conditions to Obligation of Each Party to Effect
                the Merger.............................................39
SECTION 7.2  Conditions to Obligations of Parent and Merger Sub........39
SECTION 7.3  Conditions to Obligations of the Company..................40

                                                                     Page

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.........................41

SECTION 8.1  Termination...............................................41
SECTION 8.2  Effect of Termination.....................................42
SECTION 8.3  Expenses..................................................43
SECTION 8.4  Amendment.................................................43
SECTION 8.5  Waiver....................................................43

ARTICLE IX GENERAL PROVISIONS..........................................43

SECTION 9.1  Non-Survival of Representations, Warranties and
                Agreements.............................................43
SECTION 9.2  Notices...................................................43
SECTION 9.3  Certain Definitions.......................................45
SECTION 9.4  Severability..............................................46
SECTION 9.5  Entire Agreement; Assignment..............................46
SECTION 9.6  Parties in Interest.......................................47
SECTION 9.7  Governing Law.............................................47
SECTION 9.8  Headings..................................................47
SECTION 9.9  Counterparts..............................................47
SECTION 9.10 Specific Performance; Service of Process..................47
SECTION 9.11 Parent Guarantee..........................................47
SECTION 9.12 Interpretation............................................47


Exhibit A    -     Form of Affiliate Letter

                           INDEX OF PRINCIPAL TERMS

                                                                     Page

Acquisition Proposal...................................................32
affiliate..............................................................45
Agreement...............................................................1
Antitrust Law..........................................................36
Articles of Merger......................................................2
Average Price...........................................................3
beneficial owner.......................................................45
beneficially owned.....................................................45
Bonds..................................................................24
business day...........................................................45
By-Laws................................................................11
Cash Consideration......................................................3
Cash Election...........................................................4
Cash Proration Factor...................................................5
Certificates............................................................4
Closing.................................................................1
Closing Date............................................................1
Code ...................................................................1
Company.................................................................1
Company Common Stock....................................................3
Company Disclosure Schedule............................................10
Company Employees......................................................15
Company Material Adverse Effect........................................10
Company Plans..........................................................15
Company Preferred Stock................................................11
Company Requisite Vote.................................................12
Company SEC Reports....................................................13
Company Securities.....................................................11
Company Stock Plans....................................................11
control................................................................45
controlled.............................................................45
controlled by..........................................................45
Costs..................................................................35
Dissenting Shares.......................................................7
DOJ....................................................................36
Effective Time..........................................................2
Electing Company Shares.................................................3
Election Date...........................................................4
employee benefit plan..................................................15
Environmental Laws.....................................................21
Environmental Permits..................................................21
Environmental Tests....................................................31
ERISA..................................................................15

                                                                     Page

Exchange Act............................................................4
Exchange Agent..........................................................4
Exchange Ratio..........................................................3
Financial Advisor......................................................18
Foreign Plans..........................................................15
Form of Election........................................................4
Form S-4...............................................................13
FTC....................................................................36
generally accepted accounting principles...............................46
Governmental Authority.................................................36
governmental entity....................................................46
HSR Act................................................................13
IDB Indenture..........................................................24
Indemnified Parties....................................................35
Insurance Policies.....................................................23
IRS....................................................................15
knowledge..............................................................46
Lien...................................................................17
Liens..................................................................17
Material Contracts.....................................................22
Materials of Environmental Concern.....................................21
Maximum Cash Election Number............................................5
MBCA....................................................................1
Merger..................................................................1
Merger Consideration....................................................3
Merger Sub..............................................................1
New Certificates........................................................8
Notice of Superior Proposal............................................33
NYSE....................................................................3
Option..................................................................6
Other Shares Value......................................................6
Parent..................................................................1
Parent Common Stock.....................................................3
Parent Disclosure Schedule.............................................25
Parent Material Adverse Effect.........................................25
Parent SEC Financial Statements........................................27
Parent SEC Reports.....................................................27
person.................................................................46
Protected Period.......................................................34
Proxy Statement........................................................18
Representatives........................................................32
SEC.....................................................................7
SEC Financial Statements...............................................14
Securities Act.........................................................13
Shareholders Meeting...................................................30
Standard Terms.........................................................22

                                                                     Page

Stock Consideration.....................................................3
Stock Purchase Plan.....................................................7
subsidiaries...........................................................46
subsidiary.............................................................46
Surviving Corporation...................................................1
Tax Return.............................................................18
Taxes..................................................................18
Termination Date.......................................................41
under common control with..............................................45

                         AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of November 3, 2002 (this "Agreement"), among General Electric Company, a New York corporation ("Parent"), Oasis Acquisition, Inc., a Minnesota corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and Osmonics, Inc., a Minnesota corporation (the "Company").

     WHEREAS, the Board of Directors of the Company has (i) determined that it is in the best interests of the Company and the shareholders of the Company and declared it advisable to enter into this Agreement with Parent and Merger Sub providing for the merger (the "Merger") of the Company with and into Merger Sub in accordance with the Minnesota Business Corporation Act (the "MBCA"), upon the terms and subject to the conditions set forth herein, and
(ii) resolved to recommend approval of this Agreement and the Merger by the shareholders of the Company;

     WHEREAS, the Board of Directors of the Company, Parent and Merger Sub have each approved this Agreement pursuant to which the Company will merge with and into Merger Sub in accordance with the MBCA upon the terms and subject to the conditions set forth herein; and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                  ARTICLE I

                                  THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the MBCA, at the Effective Time, the Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     SECTION 1.2 Closing; Effective Time. Subject to the provisions of
Article VII, the closing of the Merger (the "Closing") shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, as soon as practicable, but in no event later than the second business day after the satisfaction or waiver of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing), or at such other place or at such other date as Parent and the Company may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date". At the

Closing, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Minnesota, in such form as required by, and executed in accordance with, the relevant provisions of the MBCA (the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, or such later time as is specified in the Articles of Merger and as is agreed to by the parties hereto, being the "Effective Time") and shall make all other filings or recordings required under the MBCA in connection with the Merger.

     SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the MBCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.4 Articles of Incorporation; By-Laws. (a) At the Effective
Time and without any further action on the part of the Company and Merger Sub, the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the MBCA.

     (b) At the Effective Time and without any further action on the part of the Company and Merger Sub, the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with their terms or the articles of incorporation of the Surviving Corporation and as provided by law.

     SECTION 1.5 Directors and Officers. The directors of the Company immediately prior to the Effective Time shall submit their resignations to be effective as of the Effective Time. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until the earlier of their resignation or removal or their respective successors are duly elected or appointed (as the case may be) and qualified.

     SECTION 1.6 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement will constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

                                  ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS

     SECTION 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

     (a) Subject to Sections 2.3 and 2.6(e), each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1(b) and any Dissenting Shares (as defined in Section 2.5(a)) shall be converted into the right to receive the following (the "Merger Consideration"):

     (i) for each such share of Company Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost pursuant to Section 2.2 (the "Electing Company Shares"), the right to receive $17.00 in cash (the "Cash Consideration"); and

     (ii) for each such share of Company Common Stock (other than Electing Company Shares), the right to receive a number of validly issued, fully paid and non-assessable shares of common stock, par value $0.06 per share, of Parent (the "Parent Common Stock") equal to the Cash Consideration, divided by the Average Price (as defined below), subject to adjustment in accordance with Section 2.1(d) (the "Exchange Ratio," and together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.6(e), the "Stock Consideration"). The "Average Price" means the average of the Volume weighted sales prices per share of the Parent Common Stock on the New York Stock Exchange, Inc. (the "NYSE"), as reported by Bloomberg Financial Markets (or if not reported thereby any other authoritative source as the parties shall agree in writing) for the ten consecutive full trading days in which such shares are traded on the NYSE ending on the third trading day prior to, but not including, the Effective
             Time. The Average Price shall be calculated to the nearest one-hundredth of one cent and the Exchange Ratio shall be calculated to the nearest ten-thousandth.

     (b) Each share of Company Common Stock owned by the Company, Parent or Merger Sub or any direct or indirect wholly owned subsidiary of such persons, in each case immediately prior to the Effective Time, shall be canceled and retired without any conversion thereof and no stock of Parent, cash or other consideration shall be delivered in exchange therefor.

     (c) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged following the Effective Time as shares of common stock of the Surviving Corporation.

     (d) If, after determination of the Average Price and prior to the Effective Time, Parent shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares, any shares of Parent Common Stock, the Exchange Ratio shall be multiplied by a fraction, the numerator of which shall be the number of shares of Parent Common Stock outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be the Exchange Ratio, subject to further adjustment in accordance with this sentence.

     SECTION 2.2 Cash Elections. (a) Each person who, on or prior to the Election Date (as defined below), is a record holder of shares of Company Common Stock shall be entitled, with respect to all or any portion of such person's shares, other than Dissenting Shares, to make an unconditional election (a "Cash Election") on or prior to the Election Date to receive the Cash Consideration, on the basis hereinafter set forth.

     (b) Prior to the Effective Time, Parent shall designate a bank or trust company to act as exchange agent hereunder (the "Exchange Agent") for the purpose of exchanging certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates") and shares of Company Common Stock represented by book-entry ("Book-Entry Shares").

     (c) Parent shall prepare a form of election (the "Form of Election"), which shall be subject to the approval of the Company (which approval shall not be unreasonably withheld), and the Company shall mail or cause to be mailed the Form of Election with the Proxy Statement (as defined in Section 3.12) to the record holders of shares of Company Common Stock as of the record date for the Shareholders Meeting. The Form of Election shall be used by each record holder of shares of Company Common Stock (or, in the case of nominee record holders, the beneficial owner through proper instructions and documentation) who wishes to elect to receive cash for any or all shares of Company Common Stock held by such holder, subject to the provisions of Section
2.3. The Company shall use its reasonable best efforts to make the Form of Election available to all persons who become holders of shares of Company Common Stock during the period between the record date for the Shareholders Meeting and the Election Date. Any holder's election to receive cash shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on (1) the date of the Shareholders Meeting or (2) if the Closing Date is more than four business days following the Shareholders Meeting, two business days preceding the Closing Date (which Closing Date shall be publicly announced by Parent and the Company by press release at least five business days prior to the Closing
Date) (the "Election Date"), a Form of Election properly completed and signed and accompanied by (i) Certificates representing the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); provided that such Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery) or
(ii) in the case of Book-Entry Shares, any additional documents specified in the procedures set forth in the Form of Election. Any Form of Election may be revoked by the shareholder submitting it only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. If a Form of Election is revoked, the Certificate or Certificates (or guarantees of delivery or Book-Entry Shares, as appropriate) for the shares of Company Common Stock to which such Form of Election relates shall be promptly returned by the Exchange Agent to the shareholder of the Company submitting the same. For the avoidance of doubt, any shares of Company Common Stock with respect to which there shall not have been submitted an effective, properly completed Form of Election in accordance with the terms of this Section 2.2 (other than Dissenting Shares and shares canceled in accordance with Section 2.1(b)), shall be converted into the right to receive the Stock Consideration in accordance with Section 2.1(a)(ii).

     (d) The determination of the Exchange Agent (or the mutual determination of the Company and Parent in the event that the Exchange Agent declines to make any such determination) shall be binding as to whether or not Cash Elections have been properly made or revoked pursuant to this Section 2.2 with respect to shares of Company Common Stock and as to when Cash Elections and revocations were received by it. If the Exchange Agent reasonably determines in good faith that any Cash Election was not properly made with respect to shares of Company Common Stock, such shares shall be treated by the Exchange Agent as shares which were not Electing Company Shares at the Effective Time, and such shares shall be converted in the Merger into the right to receive the Stock Consideration pursuant to Section 2.1(a)(ii). The Exchange Agent (or the Company and Parent by mutual agreement in the event that the Exchange Agent declines to make any such determination) shall also make all computations as to the allocation and the proration contemplated by Section 2.3, and any such computation shall be conclusive and binding on the shareholders of the Company. The Exchange Agent may, with the mutual written agreement of the Company and Parent, make such rules as are consistent with this Section 2.2 for the implementation of the Cash Elections provided for herein and as shall be necessary or desirable to fully effect such Cash Elections.

     SECTION 2.3 Proration. (a) As promptly as practicable following the Election Date, the Exchange Agent shall calculate the allocation among holders of Company Common Stock of rights to receive Parent Common Stock and cash in accordance with the Forms of Election received and this Section 2.3.

     (b) For purposes of this Agreement, the "Maximum Cash Election Number" shall equal the number of Electing Company Shares that, together with (i) the number of Dissenting Shares, if any, and (ii) the number of shares of Company Common Stock owned by Parent or Merger Sub canceled in accordance with Section 2.1(b), equals 55% of the number of issued and outstanding shares of Company Common Stock immediately prior to the Effective Time. If the aggregate number of Electing Company Shares exceeds the Maximum Cash Election Number, each Electing Company Share shall be converted into the right to receive shares of Parent Common Stock or cash in accordance with the terms of Section 2.1 in the following manner:

     (i) a proration factor (the "Cash Proration Factor") shall be determined by dividing the Maximum Cash
                 Election Number by the number of Electing Company
                 Shares;

     (ii) the number of Electing Company Shares covered by each Cash Election that will be converted into the right to receive cash shall be determined by multiplying the Cash Proration Factor by the total number of Electing Company Shares covered by such Cash Election and rounding that result down to the nearest whole share; and

     (iii) all Electing Company Shares, other than those shares converted into the right to receive cash calculated in accordance with Section 2.3(b)(ii), shall be converted into the right to receive shares of Parent Common Stock as if such shares were not Electing Company Shares, in accordance with the terms of Section 2.1(b)(ii).

     (c) Notwithstanding the foregoing provisions of this Section 2.3, the Maximum Cash Election Number shall be reduced, (i) if the aggregate Cash Consideration with respect to Electing Company Shares plus an amount equal to
(x) the Cash Consideration multiplied by (y) the sum of the number of Dissenting Shares, if any, and the number of shares of Company Common Stock owned by Parent or Merger Sub canceled in accordance with Section 2.1(b) (the product of (x) and (y) being referred to as the "Other Shares Value") would represent more than 55% of the fair market value of the aggregate Merger Consideration plus the Other Shares Value (with the Stock Consideration being valued on the basis of the average of the high and low prices of the Parent Common Stock as reported on the NYSE Composite Transaction Tape on the Closing
Date), to the minimum extent necessary so that the aggregate Cash Consideration with respect to Electing Shares plus the Other Shares Value equals 55% of the aggregate value of the Merger Consideration plus the Other Shares Value or (ii) if otherwise necessary to permit the delivery of the tax opinions referred to in Sections 7.2(d) and 7.3(e), to the minimum extent necessary to enable such opinions to be rendered.

     (d) To the extent practicable, the Form of Election shall permit each holder that beneficially owns shares of Company Common Stock and/or whose affiliates beneficially own shares of Company Common Stock, in more than one name or account in the event that the aggregate of the Electing Company Shares exceeds the Maximum Cash Election Number, to specify how to allocate the cash paid and Parent Common Stock issued in the Merger among the various accounts that such holder of Company Common Stock beneficially owns and, with the requisite consent of such holder's affiliates, among the accounts beneficially owned by such holder and its affiliates.

     SECTION 2.4 Treatment of Options and other Share-based Company
Plans. (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock held by any Company Employee (as defined in Section 3.10(a)) (an "Option") which is outstanding and unexercised (whether or not exercisable) immediately prior thereto shall (i) cease to represent a right to acquire shares of Company Common Stock and (ii) be converted automatically into an option to purchase shares of Parent Common Stock, on the same terms and conditions (to the extent practicable with respect to non-substantive administrative procedures) as were available under the Option (but taking into account any changes thereto, including the acceleration or the exercisability thereof, provided for in the Company Stock Plans (as defined in Section 3.3) or in such Option by reason of this Agreement or the transaction contemplated hereby), (x) equal to such number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock subject to the Option by the Exchange Ratio (rounded, if necessary, to the nearest whole share of Parent Common Stock or, for any incentive stock option under Section 422 of the Code, rounded if necessary down to the nearest whole share of Parent Common Stock) and (y) having a per share exercise price equal to the per share exercise price specified in the Option divided by the Exchange Ratio (rounded, if necessary, to the nearest one-hundredth of a cent); provided, however, that in the case of any Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the exercise price, the number of shares subject to such Option and the terms and conditions of exercise of such Option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

     (b) The Company shall take all action reasonably necessary so that, effective as of the last day of the month immediately preceding the month in which the Closing Date occurs, the Company 1995 Employee Stock Purchase Plan (as amended) (the "Stock Purchase Plan") shall terminate and all participants in such plan shall be entitled to receive a refund of all cash amounts in their accounts under such plan promptly thereafter, all in accordance with the terms of the Stock Purchase Plan.

     (c) Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock for delivery in accordance with this Section 2.4, including upon the exercise of options to purchase Parent Common Stock. Parent shall file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 (or other appropriate form) or a post-effective amendment to a previously filed registration statement prior to the Effective Time for purposes of registering all shares of Parent Common Stock issuable after the Effective Time upon exercise of the options to purchase Parent Common Stock that are issued in connection with the Merger, and shall have such registration statement or post-effective amendment become effective and comply, to the extent applicable, with state securities or blue sky laws with respect thereto at the Effective Time. Within a reasonable period of time after the Closing Date, Parent shall also deliver to the holders of Options notices setting forth (i) the new number of shares of Parent Common Stock subject to the Option and the new per share exercise price calculated in accordance with this Section 2.4, and (ii) changes, if any, to the non-substantive administrative procedures with respect to the Option (including, without limitation, the procedures for exercising the Option).

     SECTION 2.5 Dissenting Shares. (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by holders of shares of Company Common Stock who have not voted in favor of or consented to the Merger and who have properly demanded and perfected their rights to dissent from the Merger and to be paid the fair value of such shares in accordance with Sections 302A.471 and 302A.473 of the MBCA (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, and the holders thereof shall be entitled to only such rights as are granted by the MBCA; provided, however, that if any such shareholder of the Company shall fail to perfect or shall effectively withdraw or lose such shareholder's right to dissent under the MBCA, such shareholder's shares of Company Common Stock shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration, as set forth in Section 2.1 of this Agreement, without any interest thereon (and, if no election is timely made by such holder pursuant to Section 2.2, into the Stock Consideration).

     (b) The Company shall give Parent (i) notice of any notice received by the Company of intent to demand the fair value of any shares of Company Common Stock, withdrawals of such notices and any other instruments served pursuant to the MBCA and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to the exercise of dissenters' rights under the MBCA. The Company shall not, except with the prior written consent of Parent or as otherwise required by applicable law, make any payment with respect to any such exercise of dissenters' rights or offer to settle or settle any such rights.

     SECTION 2.6 Surrender of Shares. (a) Prior to or as of the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the shareholders of the Company, (i) cash in an amount sufficient to pay the aggregate Cash Consideration and any payments of cash in lieu of fractional shares pursuant to Section 2.6(e) and (ii) sufficient shares of Parent Common Stock to make all exchanges pursuant to Section 2.6(b). Any cash so deposited shall be invested by the Exchange Agent as directed by Merger Sub or, after the Effective Time, the Surviving Corporation; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million. Any net profit resulting from, or interest or income produced by, such investments will be payable to Parent.

     (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of Certificates or Book-Entry Shares (other than such holders who properly made an election to receive cash with respect to such Certificates or Book-Entry Shares in accordance with Section 2.2(c) and other than Dissenting Shares), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal) and instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such shares for payment of the Stock Consideration therefor. After the Effective Time, with respect to properly made elections to receive cash for Certificates or Book-Entry Shares in accordance with Section 2.2(c) or upon surrender, in accordance with this Section 2.6(b), to the Exchange Agent of a Certificate or Book-Entry Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor a new certificate or new certificates (the "New Certificates") representing the number of full shares of Parent Common Stock and/or cash (including any cash payable in lieu of fractional shares), in each case, to be received by the holder thereof pursuant to this Agreement. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of shares of Company Common Stock and, if Certificates or Book-Entry Shares are presented to the Company for transfer, they shall be canceled against delivery of the applicable Merger Consideration. If any New Certificate is to be issued in, or if cash is to be remitted to, a name other than that in which the Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the issuance of New Certificates in, or remittance of cash to, a name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.6(b), each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration as contemplated by Section 2.1.

     (c) No dividends or other distributions with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to the shares of Parent Common Stock to be received in respect thereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.6(e), in each case until the surrender of such Certificate or Book-Entry Share in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate or Book-Entry Share, there shall be paid to the holder of the New Certificate or New Certificates representing whole shares of Parent Common Stock issued in connection therewith, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.6(e) and any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, any dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

     (d) The Merger Consideration paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 2.6(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock so exchanged.

     (e) (i) No New Certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of the Company after the Merger, and (ii) notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest rounded up to the nearest whole cent) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing price for a share of Parent Common Stock as reported on the NYSE Composite Transactions Tape on the trading day immediately preceding the date on which the Effective Time occurs.

     (f) At any time following the date which is twelve months after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any Parent Common

Stock or funds (including any interest received with respect thereto) which have been made available to the Exchange Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the applicable Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration.

                              ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth on the company disclosure schedule delivered by the Company to the Parent and Merger Sub prior to the execution of this Agreement (the "Company Disclosure Schedule"):

     SECTION 3.1 Organization and Qualification; Subsidiaries. (a) The
Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where any such failures to be so organized, existing or in good standing or to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company and each of its subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed or in good standing which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. "Company Material Adverse Effect" means any change, event, occurrence or effect that would be materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, other than any change or effect resulting from
(i) changes in general economic conditions, (ii) the announcement and performance of this Agreement and the transactions contemplated hereby and compliance with the covenants set forth herein or (iii) general changes or developments in the industries in which the Company and its subsidiaries operate that do not have a materially disproportionate effect (relative to other industry participants) on the Company and its subsidiaries, taken as a whole.

     (b) Set forth in Section 3.1(b) of the Company Disclosure Schedule is a list of all subsidiaries of the Company together with the jurisdiction of organization of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock or other ownership interests owned, directly or indirectly, by the Company. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     SECTION 3.2 Articles of Incorporation and By-laws. The Company has heretofore furnished or otherwise provided to Parent a complete and correct copy of its articles of incorporation and the First Amended and Restated By-Laws (the "By-Laws") of the Company as currently in effect and the certificates of incorporation, bylaws or all such equivalent documents for each of the Company's subsidiaries (the "Subsidiary Governing Documents"). The articles of incorporation of the Company and the By-Laws are in full force and effect and no other organizational documents are applicable to or binding upon the Company. The Company is not in violation of any provisions of its articles of incorporation or By-Laws and none of the Company's subsidiaries is in violation of any of the Subsidiary Governing Documents.

     SECTION 3.3 Capitalization. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock and (ii) 500,000 shares of preferred stock, par value $1.00 per share (the "Company Preferred Stock"). As of September 30, 2002, (i) 14,648,744 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive rights, (ii) 1,251,794 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the grant of equity-based awards or the exercise of outstanding Options issued pursuant to the Company 1993 Stock Option and Compensation Plan (as amended) and the Company 1995 Director Stock Option Plan (as amended) and the Company 1995 Employee Stock Purchase Plan (as amended) (collectively, the "Company Stock Plans") and (iii) no shares of Company Preferred Stock were outstanding. Except as set forth in Section 3.3 of the Company Disclosure Schedule, since September 30, 2002, no options to purchase shares of Company Common Stock or Company Preferred Stock have been granted and no shares of Common Stock or Preferred Stock have been issued, except (i) for shares of Company Common Stock issued pursuant to (A) the exercise of Options, (B) the Company 1995 Employee Stock Purchase Plan (as amended) (in accordance with the Company's past practice with respect to such plan) and (C) the Company 1995 Director Stock Option Plan (as amended) (with respect to "restricted stock", as defined in such plan), or (ii) as otherwise provided for or permitted herein. Except as set forth above or in Section 3.3 of the Company Disclosure Schedule, (A) there are not outstanding or authorized any (I) shares of capital stock or other voting securities of the Company, (II) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (III) options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (collectively, "Company Securities"), (B) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities and (C) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party. Except with respect to subsidiaries of the Company that do not conduct operations or engage in any business as of the date hereof, each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another wholly-owned subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever.

     SECTION 3.4 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than approval of the Merger and this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Requisite Vote"), and the filing with the Secretary of State of the State of Minnesota of the Articles of Merger as required by the MBCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing and subject further to the approval of the Merger and this Agreement by the Company Requisite Vote. The only vote of the shareholders of the Company required to approve this Agreement and the Merger is the Company Requisite Vote. The Board of Directors of the Company has approved and taken all corporate action required to be taken by the Board of Directors for the consummation by the Company of the Merger. As of the date hereof, the Company's Board of Directors has adopted resolutions (i) approving and declaring advisable this Agreement, determining that the Merger is advisable and that the terms of the Merger are fair to, and in the best interests of, the Company's shareholders, and (ii) recommending that the shareholders of the Company adopt this Agreement and the Merger.

     SECTION 3.5 No Conflict; Required Filings and Consents. (a) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company do not and will not
(i) conflict with or violate the articles of incorporation or By-Laws of the Company or any of the Subsidiary Governing Documents, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii),
(iii), (iv) and (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound, except, in the case of clauses (ii) and
(iii), for any such conflicts, violations, breaches, defaults, losses, rights or other occurrences which would not have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, federal, state or local court, administrative or regulatory agency or commission or other federal, state, local or foreign governmental entity or instrumentality, except for (i) applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and the rules and regulations promulgated thereunder, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and state securities, takeover and "blue sky" laws, (ii) the filing with the SEC, pursuant to the Securities Act, of the registration statement on Form S-4, including the Proxy Statement, by the Company in connection with the issuance of shares of Parent Common Stock in connection with the Merger (the "Form S-4"), (iii) the applicable requirements of the NYSE, (iv) the filing with the Secretary of State of the State of Minnesota of the Articles of Merger as required by the MBCA, (v) filings and consents under non-U.S. laws and regulations intended to prohibit, restrict or regulate foreign investment or actions or transactions having the purpose or effect of monopolization, restraint of trade, or harm to competition ("Foreign Antitrust Laws") and, (vi) any such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain would not (A) prevent or materially delay the Company from performing its obligations under this Agreement in any material respect or (B) have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.6 Compliance. (a) Except as set forth in Section 3.6 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound, except for any such violations which would not have, individually or in the aggregate, a Company Material Adverse Effect, and (b) the Company and its subsidiaries have all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises from governmental and regulatory agencies required to conduct their respective businesses as now being conducted, except for any such permits, licenses, authorizations, exemptions, orders, consents, approvals or franchises the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.7 SEC Filings; Financial Statements. (a) Except as set forth in Section 3.7 of the Company Disclosure Schedule, the Company has filed or otherwise transmitted all forms, reports, statements, certifications and other documents required to be filed with the SEC since December 31, 2000 (collectively, the "Company SEC Reports"), each of which, as finally amended, has complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Company SEC Reports (including the financial statements contained therein), when filed (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding comments from the SEC with respect to any of the Company SEC Reports. None of the Company's subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

     (b) The consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Reports (the "SEC Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries at the respective dates thereof and the consolidated results of their operations, cash flows and changes in shareholders' equity for the periods indicated (except, in the case of unaudited consolidated quarterly statements, (i) as permitted by Form 10-Q of the SEC, (ii) as may be indicated in footnotes thereto or in the Company SEC Reports and (iii) that they are subject to normal and recurring year-end adjustments).

     (c) Neither the Company nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP except (i) as and to the extent set forth on the audited balance sheet of the Company and its subsidiaries as of December 31, 2001 (including the notes thereto), (ii) as incurred in connection with the transactions contemplated by this Agreement, (iii) as incurred after December 31, 2001 in the ordinary course of business consistent with past practice, (iv) as disclosed in the Company SEC Reports filed since December 31, 2001 but prior to the date of this Agreement or (v) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.8 Absence of Certain Changes or Events. Except as set forth in Section 3.8 of the Company Disclosure Schedule and except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 2001, except as contemplated by this Agreement, the Company and its subsidiaries have conducted their business in the ordinary course, consistent with past practice and, since such date, (1) there has not been any change, event or occurrence which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (2) prior to the date of this Agreement, there has not occurred:
(a) any change by the Company in its accounting principles, (b) any revaluation of any of the Company's or any of its subsidiaries' assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice, (c) any sale, pledge, disposition of or encumbrance upon a material amount of property of the Company or of any of its subsidiaries, except in the ordinary course of business and consistent with past practice, (d) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any class of capital stock, (e) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(f) any damage, destruction or loss of any material asset not covered by insurance and which materially affects the use or value thereof.

     SECTION 3.9 Absence of Litigation. Except as set forth in Section
3.9 of the Company Disclosure Schedule, there are no material suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any material order, writ, judgment, injunction, decree or award. There are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the knowledge of the Company with respect to SEC or other governmental inquiries or investigations, threatened, in each case regarding any accounting practices of the Company or any of its subsidiaries or any malfeasance by any executive officer of the Company or any of its subsidiaries.

     SECTION 3.10 Employee Benefit Plans. (a) Section 3.10(a) of the
Company Disclosure Schedule contains a true and complete list of each material "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and each other vacation or sick pay policy, fringe benefit plan, and compensation, benefit, severance or employment agreement, plan, program or arrangement contributed to, sponsored or maintained by the Company or any of its subsidiaries as of the date hereof or under which the Company or any of its subsidiaries has any liability (other than any such plan, program or arrangement legally mandated under the laws of any jurisdiction outside the United States) for the benefit of any current or former directors, officers, employees, contractors, or consultants of the Company and its subsidiaries (such current and former directors, officers, employees, contractors, and consultants collectively, "Company Employees" and such plans, programs, agreements and arrangements, collectively, "Company Plans").

     (b) With respect to each Company Plan, the Company has made available to Parent a current, accurate and complete copy thereof (or, if a plan is not written, a written description thereof) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the "IRS"), (iii) any summary plan description and (iv) for the most recent year
(A) the Form 5500 and attached schedules, (B) audited financial statements, if any, and (C) actuarial valuation reports, if any.

     (c) Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, each Company Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, and other applicable laws, rules and regulations (including without limitation all reporting and disclosure obligations, all applicable requirements of Section 601 of ERISA and Section 4980B of the Code and the laws of any jurisdiction outside the United States), except for any such failures to so establish or administer as would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its subsidiaries have established, contributed to, sponsored, maintained or administered, in accordance with applicable laws, rules and regulations, any employee benefit plan, program or arrangement that is legally mandated under the laws of any jurisdiction outside the United States to be established, contributed to, sponsored or maintained by the Company or any of its subsidiaries as of the date hereof or under which the Company or any of its subsidiaries has any liability ("Foreign Plans"), except for any such failures to so establish, contribute to, sponsor, maintain or administer as would not have, individually or in the aggregate, a Company Material Adverse Effect. All contributions that have been required, pursuant to any Company Plan or Foreign Plan, to be made have been timely made, except as would not result in material liability to the Company or any of its subsidiaries.

     (d) Except as set forth in Section 3.10(d) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (i) is in the current taxable year, or in the last five immediately preceding taxable years has been, a party to any collective bargaining agreement or agreement with any works council or similar organization or entity (except as may be required by applicable law of any jurisdiction outside the United States), (ii) has any liability with respect to any multiemployer plan (within the meaning of ERISA section 4001(a)(3)),
(iii) has any liability arising under Section 412 of the Code or Section 302 of ERISA, (iv) has at any time sponsored, contributed to, or had any liability or obligation in respect of, any multiemployer plan or other plan subject to Title IV of ERISA or (v) except as would not, individually or in the aggregate, result in material liability to the Company or any of its subsidiaries, has any liability with respect to a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA. No Company Plan is described in Section 413 of the Code or Section 3(40) of ERISA.

     (e) With respect to each Company Plan or Foreign Plan, no investigations, audits, actions, suits or claims (other than routine claims for benefits payable under the terms of a Company Plan or Foreign Plan in the ordinary course) are pending or, to the knowledge of the Company, threatened.

     (f) Each Company Plan intended to satisfy Section 401(a) of the Code has received from the IRS a favorable determination letter with respect to the current form of such Company Plan (except for any amendment with respect to which the remedial amendment period in Section 401(b) of the Code is available), and nothing has occurred since the date of the last determination which would reasonably be expected to result in the revocation of such determination.

     (g) Except as provided under the terms of the Company Plans set forth in
Section 3.1(g) of the Company Disclosure Schedule, the consummation of the Merger will not accelerate the vesting or payment of any benefit under any Company Plan.

     (h) Except as set forth in Section 3.10(h) of the Company Disclosure Schedule, no Company Plan provides medical coverage after termination of employment, except to the extent required under Section 4980B of the Code or
Section 601 of ERISA.

     (i) The Company and each of its subsidiaries has taken, in good faith, commercially reasonable actions to determine that each person who performs services for the Company or one of its subsidiaries has been properly characterized as either an employee or independent contractor of the Company or its subsidiaries, as applicable.

     SECTION 3.11 Tax Matters. Except as set forth in Section 3.11 of the Company Disclosure Schedule: (a) The Company and each of its subsidiaries has timely filed all material Tax Returns (as defined below) required to be filed by it in the manner provided by law and has paid all Taxes (as defined below) shown thereon to be due. All such material Tax Returns are correct and complete in all material respects. The Company has provided adequate reserves in the most recent Company SEC Reports for any material Taxes that have not been paid, whether or not shown as being due on any Tax Returns.

     (b) Neither the Company nor any of its subsidiaries has (1) granted any request for waivers or extensions of the time to assess any Taxes or (2) requested any extensions of time, which are currently in effect, with respect to Tax Returns that were or are due to be filed.

     (c) Except as set forth in Section 3.11(c) of the Company Disclosure Schedule, to the knowledge of the Company, no claim for unpaid Taxes has been asserted against the Company or any of its subsidiaries in writing by a Tax authority which, if resolved in a manner unfavorable to the Company or any of its subsidiaries, as the case may be, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (d) There are no mortgages, pledges, security interests, encumbrances, liens or charges of any kind (collectively "Liens" and each a "Lien"), for Taxes upon the assets of the Company or any of its subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, except for Liens for Taxes not yet due and payable.

     (e) Except as set forth in Section 3.11(e) of the Company Disclosure Schedule, no audit of any material Tax Return of the Company or any of its subsidiaries is being conducted by a Tax authority.

     (f) Neither the Company nor any of its subsidiaries has made an election under Section 341(f) of the Code.

     (g) None of the Company and its subsidiaries is party to any Tax allocation, indemnification or sharing agreement.

     (h) None of the Company and its subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (1) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (2) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; or (3) installment sale made on or prior to the Closing Date.

     (i) Each of the Company and its subsidiaries has withheld and paid all material Taxes required to have been withheld and paid and in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder, or other third party.

     (j) Neither the Company nor any of its subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal income tax return (other than a group whose common parent was the Company).

     (k) Neither the Company nor any of its subsidiaries has any liability for the Taxes of any person (other than the Company) under U.S. Treasury Regulation section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (l) Neither the Company nor any of its subsidiaries has any requests for material rulings in respect of Taxes pending between the Company or any subsidiary and any Tax authority.

     (m) No unresolved claim has been made in writing by a Tax authority in a jurisdiction in which the Company or any of its subsidiaries does not file Tax Returns that the Company or such subsidiary is or may be subject to taxation in that jurisdiction.

For purposes of this Agreement, "Taxes" shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales and/or use (including sales and/or use Taxes which are the obligation of another party but which are required to be collected by the Company and remitted to a Tax authority), ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. For purposes of this Agreement, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

     SECTION 3.12 Form S-4; Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and (ii) the proxy statement to be sent to the shareholders of the Company in connection with the Shareholders Meeting (such proxy statement, as amended or supplemented, the "Proxy Statement") will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will, at the time of the Shareholders Meeting, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any of their respective representatives which is contained or incorporated by reference in the Form S-4 or the Proxy Statement.

     SECTION 3.13 Opinion of Financial Advisor. Goldman, Sachs & Co. (the "Financial Advisor") has delivered to the Board of Directors of the Company its written opinion (or oral opinion to be confirmed in writing), dated as of the date hereof, that, as of such date, the Stock Consideration and the Cash Consideration, taken in the aggregate, is fair to the holders of Company Common Stock from a financial point of view.

     SECTION 3.14 Brokers. No broker, finder or investment banker (other than the Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The Company has delivered to Parent a current executed copy of the engagement letter with the Financial Advisor, which engagement letter describes all such fees payable to the Financial Advisor.

     SECTION 3.15 Takeover Statutes; Rights Plans. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in
Section 4.9, no "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States applicable to the Company is applicable to the Merger. As of the date of this Agreement, the Company does not have any shareholder rights plan in effect. The Company has taken any action required to be taken by it in order to exempt this Agreement and the Merger from the requirements of the Company's articles of incorporation or Bylaws including, without limitation, Article 9 of the Company's articles of incorporation.

     SECTION 3.16 Intellectual Property. (a) As used herein, the term "Intellectual Property" shall mean all patents, patent applications, statutory invention registrations, inventions and other industrial property rights; trademarks, service marks, trade names, trade dress, logos, and other source identified, including registrations and applications for the registration thereof; copyrights (including without limitation, computer software programs); Internet domain name registrations; Internet web sites, web content, and registrations and applications for registrations thereof; confidential and proprietary information, including know-how and trade secret rights, technologies, techniques and processes; computer software, programs and databases in any form, all versions, updates, corrections, enhancements, replacements, and modifications thereof, and all documentation related thereto; and rights of privacy, publicity and endorsement, in each case under the laws of any jurisdiction in the world, and including rights under and with respect to all applications, registrations, continuations, divisions, renewals, extensions and reissues of the foregoing. As used herein, "Company Intellectual Property" shall mean the Intellectual Property currently used in connection with the business of the Company or any of its subsidiaries or owned or held for use by the Company or any of its subsidiaries.

     (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and/or each of its subsidiaries owns, or is licensed or otherwise possesses sufficient rights to use such rights as it has in and to all the Company Intellectual Property, (ii) the use of the Company Intellectual Property by the Company and its subsidiaries does not constitute an infringement or misappropriation of any valid third party Intellectual Property right in existence as of the date hereof, (iii) except for allegations that have since been resolved, neither the Company nor any of its subsidiaries has received any written notice from any person alleging that the use of any of the Company Intellectual Property or the operation of the Company's or its subsidiaries' businesses infringes, dilutes (in the case of trademarks), or otherwise violates the Intellectual Property of such person.

     (c) Except as set forth in Section 3.16(c) of the Company Disclosure Schedule and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) no written claims, charges, or demands are currently pending or, to the knowledge of the Company, threatened by any person with respect to the Company Intellectual Property; and (ii) there are no pending claims by the Company or any subsidiary alleging or asserting that any third party has violated, misappropriated or infringed any of the Company Intellectual Property.

     (d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect none of the material trade secrets, know-how or other confidential or proprietary information of the Company or any subsidiary has been disclosed to any person (other than the Company or subsidiary employees, contractors or agents) unless such disclosure was necessary, and was made pursuant to an appropriate confidentiality agreement or under an understanding of confidentiality.

     (e) The information technology assets of the Company, including without limitation all computer software, hardware, firmware and telecommunications systems, are adequate for the operation of the Company's and subsidiaries' businesses taken as a whole as currently conducted, in all material respects.

     SECTION 3.17 Environmental Matters. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and except as set forth in the environmental assessments listed in Section 3.17 of the Company Disclosure Schedule: (i) the Company and each of its subsidiaries are and have been in compliance with all applicable Environmental Laws (as defined below), and possess and are and have been in compliance with all applicable Environmental Permits (as defined below) required under such laws to operate as it presently operates; (ii) to the knowledge of the Company, there are no Materials of Environmental Concern (as defined below) at any property owned or operated by the Company or any of its subsidiaries, under circumstances that are reasonably likely to result in liability of the Company or any of its subsidiaries under any applicable Environmental Law; (iii) neither the Company nor any of its subsidiaries has received any notification alleging that it is liable for, or request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute, concerning any release or threatened release of Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, Federal, state or local regulatory authority or otherwise; (iv) neither the Company nor any of its subsidiaries has used, stored or Released (as hereinafter defined) any Materials of Environmental Concern and, to the knowledge of the Company, there are no other present or past actions or activities, circumstances, conditions, events or incidents that are or could reasonably be expected to form the basis of any claim under applicable Environmental Laws against the Company or its subsidiaries, predecessors, affiliates or agents; (v) no Lien has been placed or to the knowledge of the Company, threatened to be placed upon any real property owned or leased by the Company or any of its subsidiaries or any real property previously owned by the Company or any of its subsidiaries under any applicable Environmental Law; (vi) there is no written report of any environmental, health or safety investigation, study, audit, test, review or other analysis conducted in relation to any current operations or properties of the Company or any of its subsidiaries or any other operations or properties or facilities now or previously owned or leased by Company or its subsidiaries, in the possession of or under the control of the Company, which has not been made available to Parent and which identifies a violation of Environmental Law or a Release of Materials of Environmental Concern for which the Company or any of its subsidiaries is liable; (vii) neither the Company nor any of its subsidiaries has entered into or agreed to, nor is it negotiating, any consent decree or order under any Environmental Law in respect of its business or any property owned or leased by it, and it is not subject to any court order relating to compliance with, or addressing the presence of Materials of Environmental Concern, under any Environmental Laws in respect of its business or properties; (viii) no action, claim or proceeding for any violation or liability by the Company or any of its subsidiaries under any Environmental Laws or Environmental Permits has been commenced or to the knowledge of the Company, is threatened by any governmental entity against the Company or any of its subsidiaries; and (ix) the Company has no knowledge of any proposed or draft Environmental Law that, as proposed or drafted, would be applicable to the Company or any of its subsidiaries.

     (b) Notwithstanding any other representations and warranties in this Agreement other than Section 3.8, the representations and warranties in this
Section 3.17 are the only representations and warranties in this Agreement with respect to Environmental Laws, Environmental Permits, Releases or Materials of Environmental Concern.

     (c) For purposes of this Agreement, the following terms shall have the meanings assigned below:

         "Environmental Laws" shall mean all foreign, Federal, state, or local statutes, regulations, ordinances, codes, or decrees including, without limitation, common law, protecting the quality of the ambient air, soil, surface water or groundwater, in effect as of the date of this Agreement.

         "Environmental Permits" shall mean all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

         "Materials of Environmental Concern" shall mean any hazardous, acutely hazardous, or toxic substance or waste defined and regulated as such under Environmental Laws, including without limitation the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Resource Conservation and Recovery Act.

         "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, dispersal, leaching or discharge, and any migration as a result of any of the foregoing, into the indoor or outdoor environment or into or out of any property now or previously owned by the Company or any of its subsidiaries and "Released" shall have a correlative meaning.

     SECTION 3.18 Reorganization Qualification. Neither the Company nor, to its knowledge, any of its affiliates, has taken or agreed to take any action, or knows of any circumstances, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 3.19 Properties. Except as disclosed in the Company SEC
Reports and as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its subsidiaries (i) has good and valid title to all of its properties (real, personal or intangible) and assets which are reflected on the latest balance sheet included in such Company SEC Reports as being owned by the Company or one of its subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Liens except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust except secured indebtedness that is properly reflected in the latest Company SEC Reports, and (ii) is the lessee or sublessee of all leasehold estates reflected in the latest audited financial statements included in the Company SEC Reports or acquired after the date thereof and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Company's knowledge, the lessor.

     SECTION 3.20 Contracts. (a) Section 3.20(a) of the Company Disclosure Schedule sets forth a list of (i) each written customer or supply contract or agreement of the Company or any subsidiary of the Company currently in effect that involves consideration in fiscal year 2001 in excess of $1 million or that is reasonably likely to involve consideration in fiscal year 2002 in excess of $1 million and (ii) each written contract or agreement (other than customer or supply contracts or agreements) of the Company or any subsidiary of the Company currently in effect that involves consideration (whether or not measured in cash) of greater than $1 million (such contracts, the "Material Contracts"). All the Material Contracts are valid and in full force and effect, except to the extent they have previously expired or terminated in accordance with their terms or they expire or terminate in compliance with the provisions of Section 5.1 and except for any invalidity or failure to be in full force and effect which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, none of the Company or any of its subsidiaries is in violation of or default (with or without notice or lapse of time or both) under, or has waived or failed to enforce any rights or benefits under, any Material Contract, except for violations, defaults, waivers or failures to enforce rights or benefits that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) Section 3.20(b) of the Company Disclosure Schedule lists each agreement preventing the Company or any of its subsidiaries from competing in any material respect in any line of business.

     (c) Section 3.20(c) of the Company Disclosure Schedule lists the top ten suppliers (by dollar amount) of the Company for the first nine months of calendar year 2002 and top ten customers (by dollar amount) of the Company and its subsidiaries for the first nine months of calendar year 2002.

     (d) Section 3.20(d)(i) of the Company Disclosure Schedule sets forth the standard terms, conditions, and warranties used or provided by the Company for all contracts pursuant to which the Company delivers or provides goods or services (the "Standard Terms"). Except as set forth in Section 3.20(d)(ii) of the Company Disclosure Schedule, each written customer contract or agreement of the Company or any subsidiary of the Company that involves, or that is reasonably likely to involve, over any twelve-month period, consideration in excess of $1 million and pursuant to which the Company is currently performing or has not yet performed or pursuant to which the Company has delivered or provided goods or services at any time during the one year period preceding the date hereof, incorporates or is subject to terms, conditions, and warranties that are not materially different from the Standard Terms with respect to provisions regarding performance guarantees, indemnification, warranties or the payment of damages.

     SECTION 3.21 Insurance. All material insurance policies of the Company and its subsidiaries including, without limitation, that certain Fiduciary Liability insurance policy dated October 15, 2001 issued by Chubb to the Company (the "Insurance Policies") are in full force and effect and provide insurance in such amounts and against such risks as the management of the Company reasonably has determined to be prudent in accordance with industry practices or as is required by law. Neither the Company nor any of its subsidiaries is in material breach or default, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of any of the Insurance Policies. No notice of cancellation or termination has been received by the Company with respect to any such Insurance Policy.

     SECTION 3.22 Employee And Labor Relations. (a) Except as set forth in
Section 3.22(a) of the Company Disclosure Schedule, no labor organization or group of employees has been recognized or certified as representatives to the Company or any of its subsidiaries for any current or former employees of the Company or any such subsidiary. No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority of which the Company has actual knowledge. There are no strikes, work stoppages, slowdowns, lockouts, arbitrations, grievances, or other labor disputes pending or threatened in writing against or involving the Company or any of its subsidiaries of which the Company has actual knowledge. There has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment Retraining Notification Act or any similar state or local "plant closing" laws with respect to the Company or any of its subsidiaries within the six months prior to the date hereof.

     (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no pending allegations that the Company or any of its subsidiaries has violated any provision of federal, state, local or foreign law or any governmental rule or regulation, or any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any governmental, quasi-governmental or regulatory agency regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation, laws, rules, regulations, orders, rulings, decrees, judgments and/or arbitration awards relating to discrimination, fair labor standards, occupational health and safety, immigration and naturalization, worker's compensation, the National Labor Relations Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees. No present or former director, officer, employee or agent of the Company or any of its subsidiaries has asserted any claim against the Company or any such subsidiary (whether under federal, state, local or foreign law), under any employment agreement or otherwise, which is presently pending and of which the Company has knowledge, on account of or for:

          (i) overtime pay, other than overtime pay for the current payroll period;

          (ii) wages or salary for any period other than the current payroll period;

          (iii) vacation, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) that has been accrued in the ordinary course of business in accordance with existing policies and is reflected on the SEC Financial Statements; or

          (iv) any violation of any statute, ordinance or regulation relating to payment of wages and fringe benefits, minimum wages or maximum work hours except, in the case of each of clauses (i) through (iv) above, where such claims would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (c) Section 3.22(c) of the Company Disclosure Schedule lists all current employees of the Company or any of its subsidiaries with, a base salary of $100,000 or more and the job title of each such employee.

     SECTION 3.23 Related Party Transactions. Except as set forth in the Company SEC Reports or for events as to which the amounts involved do not exceed $60,000, since the Company's proxy statement dated April 15, 2002, no event has occurred that would be required to be reported as a "Certain Relationship or Related Transaction" pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     SECTION 3.24 Industrial Development Bonds. Desalination Systems, Inc., a California corporation and wholly owned subsidiary of the Company and the obligor under the loan agreement with respect to those certain Variable Rate Demand Industrial Development Revenue Bonds (Desalination Systems, Inc. Project) in the aggregate principal amount of $8,550,000 (the "Bonds") issued pursuant to that certain Trust Indenture dated as of June 1, 1995 between Industrial Development Authority of the City of Vista and State Street Bank and Trust Company of California, N.A. (the "IDB Indenture"), has elected to have such bonds bear interest at the Weekly Rate or the Flexible Rate (as such terms are defined in the IDB Indenture) and, except as set forth in Section
3.24 of the Company Disclosure Schedule, has taken all action necessary such that such Bonds can be redeemed on any business day pursuant to Section 3.01(a) of the IDB Indenture.

     SECTION 3.25 Product Liability; Warranties. (a) There are no claims asserted or, to the Company's knowledge, threatened against the Company or any of its subsidiaries related to the safety of the products of the Company or any of its subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) All products of the Company and each of its subsidiaries manufactured, processed, assembled, distributed, shipped or sold and any services rendered in the conduct of the business of the Company or any of its subsidiaries have been in conformity with all applicable contractual commitments and all express or implied warranties, except where the failure to be in conformity would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All warranties of the Company and each of its subsidiaries are in conformity with the labeling and other requirements of applicable law, except where the failure to be in conformity would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND MERGER SUB

     Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth on the disclosure schedule delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"):

     SECTION 4.1 Organization and Qualification; Subsidiaries. Each of
Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. A "Parent Material Adverse Effect" means any change, event, occurrence or effect that would be materially adverse to the business, financial condition or results of operations of Parent and its subsidiaries taken as a whole, other than any change or effect resulting from (i) changes in general economic conditions, (ii) the announcement and performance of this Agreement and the transactions contemplated hereby and compliance with the covenants set forth herein or (iii) general changes or developments in the industries in which Parent and its subsidiaries operate that do not have a materially disproportionate effect (relative to other industry participants) on Parent and its subsidiaries, taken as a whole.

     SECTION 4.2 Capitalization. (a) All of the shares of Parent Common Stock issuable as consideration in the Merger at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

     (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, 100 shares of which are duly authorized, validly issued and outstanding, fully paid and nonassessable and owned by Parent free and clear of all liens, claims and encumbrances. Merger Sub was formed solely for the purpose of engaging in a business combination transaction with the Company and has engaged in no other business activities, has conducted its operations only as contemplated hereby and has not incurred any liabilities or obligations other than as contemplated hereby.

     SECTION 4.3 Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of

Parent and Merger Sub and the consummation by each of Parent and Merger Sub been duly and validly authorized by all necessary corporate action (including by the Boards of Directors of Parent and Merger Sub and, prior to the Effective Time, by Parent as the sole shareholder of Merger Sub) and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the filing with the Secretary of State of the State of Minnesota of the Articles of Merger as required by the MBCA). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each such corporation enforceable against such corporation in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

     SECTION 4.4 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not and will not (i) conflict with or violate the respective certificates of incorporation or articles of incorporation or by-laws of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii), (iii), (iv) and (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which either of them or their respective properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a material benefit under, or give rise to any right of termination, cancellation, material amendment or material acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound, except, in the case of clauses
(ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     (b) The execution, delivery and performance of this Agreement and the consummation of the Merger by Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, the HSR Act and state securities, takeover and "blue sky" laws, (ii) the filing of the Form S-4, including the Proxy Statement, with the SEC, (iii) the applicable requirements of the NYSE, (iv) the filing with the Secretary of State of the State of Minnesota of the Articles of Merger as required by the MBCA, (v) filings and consents under Foreign Antitrust Laws and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not (A) prevent or materially delay Parent or Merger Sub from performing their respective obligations under this Agreement in any material respect or (B) reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 4.5 SEC Filings; Financial Statements. (a) Parent has filed all forms, reports, statements, certifications and other documents required to be filed with the SEC since December 31, 2000 (collectively, the "Parent SEC Reports"), each of which, as finally amended, has complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Parent SEC Reports contained, when filed, as finally amended, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding comments from the SEC with respect to any of the Parent SEC Reports.

     (b) The consolidated financial statements of the Parent (including any related notes thereto) included in the Parent SEC Reports (the "Parent SEC Financial Statements") fairly present in all material respects the consolidated financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operation and cash flows for the respective periods set forth therein, in each case, in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, (i) as permitted by Form 10-Q of the SEC, (ii) as may be indicated in footnotes thereto or in the Parent SEC Reports and (iii) that they are subject to normal and recurring year-end adjustments).

     (c) Neither Parent nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP except (i) as and to the extent set forth on the audited balance sheet of Parent and its subsidiaries as of December 31, 2001 (including the notes thereto), (ii) as incurred in connection with the transactions contemplated by this Agreement, (iii) as incurred after December 31, 2001 in the ordinary course of business consistent with past practice, (iv) as described in the Parent SEC Reports filed since December 31, 2001 but prior to the date of this Agreement or (v) as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 4.6 Absence of Certain Changes or Events. Except as contemplated by this Agreement and except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, since December 31, 2001, there has not been any change, event or occurrence which has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 4.7 Form S-4; Proxy Statement. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (ii) the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 will, as of its effective date, and the prospectus contained therein will, as of its date, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained or incorporated by reference in the Form S-4 or the Proxy Statement.

     SECTION 4.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.

     SECTION 4.9 Ownership of Shares. As of the date of this Agreement, Parent, Merger Sub and their respective affiliates do not own (directly or indirectly, beneficially or of record) any shares of Company Common Stock and none of Parent, Merger Sub or their respective affiliates hold any rights to acquire any shares of Company Common Stock except pursuant to this Agreement.

     SECTION 4.10 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the transactions contemplated hereby. The vote or consent of Parent as the sole shareholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the transactions contemplated hereby.

     SECTION 4.11 Reorganization Qualification. Neither Parent nor Merger Sub, nor to Parent's knowledge, any other affiliate of Parent, has taken or agreed to take any action, or knows of any circumstances, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                  ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 5.1 Conduct of Business of the Company Pending the Merger.
The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except as contemplated by this Agreement or as required by law, or unless Parent shall otherwise agree in writing, the business of the Company and its subsidiaries shall be conducted in its ordinary course of business consistent with past practice and the Company shall use its reasonable best efforts to preserve substantially intact its business organization, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Schedule or as required by law, neither the Company nor any of its subsidiaries shall without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

     (a) amend or otherwise change its articles of incorporation or By-laws or other Subsidiary Governing Documents;

     (b) issue, deliver, sell, pledge, dispose of or encumber (i) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including but not limited to stock appreciation rights or phantom stock), of the Company or any of its subsidiaries (except for the issuance of shares of Company Common Stock issuable in accordance with the terms of Options outstanding on the date of this Agreement or pursuant to the express requirements of any Company Plan) or
(ii) any assets material to the Company or any of its subsidiaries taken as a whole, except in the ordinary course of business;

     (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a subsidiary of the Company);

     (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any capital stock of the Company or any of its subsidiaries;

     (e) (i) acquire (by merger, consolidation or acquisition of stock or assets), invest in (by acquisition of stock or securities, contributions to capital, property transfers or otherwise), or sell (by merger, consolidation or sale of stock or assets) any corporation, partnership or other business organization or division thereof or any assets, in each case, which are material to the Company and its subsidiaries taken as a whole, other than purchases and sales of inventory and other assets in the ordinary course of business, (ii) incur any long-term indebtedness for borrowed money or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person (other than a subsidiary of the Company), in each case, other than (A) in the ordinary course of business or (B) any letter of credit entered into in the ordinary course of business, (iii) other than in the ordinary course of business consistent with past practice, enter into, terminate or renew or amend in any material respect any contract or agreement which is or would be material to the Company and its subsidiaries taken as a whole or (iv) authorize after the date hereof and prior to the date which is nine months from the date hereof any material new capital expenditures which are, in the aggregate, in excess of $12,000,000, provided that no more than $9,000,000 may be expended during the period from the date hereof through and including May 31, 2003;

     (f) except (i) to the extent required pursuant to the terms of any Company Plan in effect on the date of this Agreement or (ii) as required by applicable law, increase the compensation or benefits of any Company Employee, or establish, adopt, enter into or amend or terminate any collective bargaining agreement or Company Plan, or interpret any Company Plan to increase the compensation or benefits of any Company Employee;

     (g) take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

     (h) make or change any material Tax election or settle or compromise any audit or controversy which could give rise to a material Tax or agree to any extension of a statute of limitations;

     (i) take any action to change accounting policies, except for changes required by GAAP or the IRS;

     (j) change the method of calculating the interest rate on the Bonds to either the Term Rate or Fixed Rate (as such terms are defined in the IDB Indenture); or

     (k) agree to take any of the actions described in Sections 5.1(a) through 5.1(j).

     SECTION 5.2 No Control of Other Party's Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's or its subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries' operations.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.1 Shareholders Meeting. (a) As soon as reasonably practicable following the date of this Agreement, the Company, acting through its Board of Directors or a duly authorized committee thereof, shall (i) duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of approving the Merger and this Agreement (the "Shareholders Meeting") and (ii) subject to Section 6.5, (A) include in the Proxy Statement the recommendation of the Board of Directors that the shareholders of the Company vote in favor of the approval of the Merger and this Agreement and, subject to the approval of the Financial Advisor, the written opinion of the Financial Advisor, dated as of the date hereof that, as of such date, the Stock Consideration and the Cash Consideration, taken in the aggregate, is fair to the holders of Company Common Stock from a financial point of view and
(B) use its reasonable best efforts to obtain the necessary approval of the Merger and this Agreement by the shareholders of the Company.

     (b) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Shareholders Meeting if this Agreement is terminated.

     SECTION 6.2 Form S-4 and Proxy Statement. As soon as reasonably practicable following the date of this Agreement, the Company shall, with the assistance and approval (not to be unreasonably withheld or delayed) of Parent, prepare the Proxy Statement and Parent, with the assistance and approval (not to be unreasonably withheld or delayed) of the Company, shall prepare and file with the SEC the Form S-4, in which the Proxy Statement shall be included as a prospectus. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Form S-4 and the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub and the Company will furnish to each other the information relating to it required by the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Form S-4 and the Proxy Statement. Each of Parent and the Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as soon as reasonably practicable after it is filed with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the shareholders of the Company as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in connection with the Merger, and the Company shall furnish all information concerning the Company as may be reasonably required in connection with any such action. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Form S-4 or the Proxy Statement which shall have become false or misleading. Parent shall as soon as reasonably practicable notify the Company of the effectiveness of the Form S-4, and each of Parent, Merger Sub and the Company shall as soon as reasonably practicable notify the other of the receipt of any comments from the SEC with respect to the Form S-4 or the Proxy Statement and any request by the SEC for any amendment to the Form S-4 or the Proxy Statement or for additional information.

     SECTION 6.3 Resignation of Directors. At the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of all directors of the Company, effective at the Effective Time.

     SECTION 6.4 Access to Information; Confidentiality. (a) Subject to the limitations set forth herein, from the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall use its reasonable best efforts to cause its subsidiaries, officers, directors and employees to, afford the officers, employees, auditors, consultants and other authorized representatives of Parent reasonable access, consistent with applicable law, at all reasonable times to its officers, employees, properties, offices, plants and other facilities (including, without limitation, until November 25, 2002, such access necessary for Parent and its representatives to conduct Phase II or other environmental testing or samplings at the sites and in the manner specified in the Environmental Access Agreement, dated the date hereof, among Parent, Merger Sub and the Company (the "Environmental Tests")) and to all books and records, and shall furnish Parent with all financial, operating and other data and information as Parent through its officers, employees or authorized representatives, may from time to time reasonably request in writing. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries. If Parent believes that any condition to closing of Parent and Merger Sub contained in Article VII hereof would fail to be satisfied due primarily to the results of the Environmental Tests, then Parent shall notify the Company in writing as to such fact no later than December 2, 2002. If Parent so notifies the Company that it believes that any such condition to closing would fail to be satisfied due primarily to the Environmental Tests, Parent shall provide such information with respect to such purported failure as the Company reasonably requests. If Parent does not so notify the Company that it believes that any such condition to closing would fail to be satisfied due primarily to the Environmental Tests, then Parent and Merger Sub shall be deemed to have irrevocably waived any right to assert a failure of any of the conditions in
Article VII to be satisfied due primarily to the Environmental Tests. Not later than December 2, 2002, Parent shall notify the Company in writing of the estimate of the remediation costs and related expenses determined as a result of the Environmental Tests and promptly following any request, such supporting documentation with respect thereto as the Company shall reasonably request.

     (b) Parent and Merger Sub will hold and treat and will cause its officers, employees, auditors, consultants and other authorized representatives to hold and treat in confidence all documents and information concerning the Company and its subsidiaries furnished to or obtained by Parent or Merger Sub, as applicable, in connection with the transactions contemplated in this Agreement (including, without limitation, any information obtained in connection with the Environmental Tests) in accordance with the confidentiality agreement, dated July 30, 2002, as amended as of August 8, 2002, between the Company and Parent, which confidentiality agreement shall remain in full force and effect in accordance with its terms.

     SECTION 6.5 Acquisition Proposals. (a) The Company agrees that (i) it and its employees, officers and directors shall not, (ii) its subsidiaries and its subsidiaries' employees, officers and directors shall not and (iii) it shall use reasonable best efforts to ensure that its and its subsidiaries' agents, accountants, consultants, financial and other advisors, investment bankers, attorneys, and representatives ("Representatives") shall not, (A) directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer with respect to a tender offer or exchange offer, proposal for a merger, consolidation or other business combination involving the Company and its subsidiaries or any proposal or offer, in each case, to acquire in any manner 20% or more of the equity in the Company or any of its material subsidiaries or 20% or more of the assets of the Company and its subsidiaries taken as a whole, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or (B) directly or indirectly, engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to an Acquisition Proposal or which may reasonably be expected to lead to an Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) prior to the approval of the Merger and this Agreement by the Company's shareholders by the Company Requisite Vote, providing access to its properties, books and records and providing information or data in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal not resulting from a breach of Section 6.5(a) if the Board of Directors receives from the person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement), (ii) prior to the approval of the Merger and this Agreement by the Company's shareholders by the Company Requisite Vote, engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal not resulting from a breach of Section 6.5(a) or (iii)(A) withdrawing, modifying or changing in any adverse manner its approval or recommendation of this Agreement or (B) recommending an unsolicited bona fide written Acquisition Proposal; if and only if in connection with the foregoing clauses, the Board of Directors of the Company shall have determined in good faith, after consultation with its legal counsel and financial advisors that (x) in the case of clause (iii) above only, such Acquisition Proposal constitutes a Superior Proposal and (y) in the case of clauses (i) and (ii) above only, as a result of such actions, such Acquisition Proposal will result in, or could reasonably be expected to constitute or result in, a Superior Proposal. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal. The Company shall also (1) promptly (and in any event within 48 hours) notify Parent of the receipt of any Acquisition Proposal after the date hereof, which notice shall include the identity of the person making such Acquisition Proposal and the material terms thereof (including any material modifications or amendment to such terms) and (2) keep Parent reasonably informed of the status and details of any such proposal or inquiry.

     (b) Notwithstanding anything in this Section 6.5 to the contrary, if, at any time prior to the approval of the Merger and this Agreement by the Company's shareholders by the Company Requisite Vote, the Company's Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to an Acquisition Proposal that was unsolicited and that did not otherwise result from a breach of
Section 6.5(a), that such proposal is a Superior Proposal, the Company or its Board of Directors may terminate this Agreement; provided, however, that the Company shall not terminate this Agreement pursuant to this sentence, and any purported termination pursuant to this sentence shall be void and of no force or effect, unless the Company prior to or concurrently with such termination pursuant to this Section 6.5(b) pays to Parent the fee payable pursuant to
Section 8.2(b) and enters into a definitive agreement concerning the Superior Proposal; and provided, further, however, that the Company shall not exercise its right to terminate this Agreement pursuant to this Section 6.5(b) until after three business days following Parent's receipt of written notice (a "Notice of Superior Proposal") (it being understood and agreed that any amendment to the amount or form of consideration of the Superior Proposal shall require a new notice and a new three business day period) advising Parent that the Company's Board of Directors intends to cause the Company to accept such Superior Proposal, specifying the material terms and conditions of the Superior Proposal (it being understood that neither the delivery of a notice of a Superior Proposal nor any subsequent public announcement thereof shall constitute a violation of Section 6.5(a) or entitle Parent to terminate this Agreement pursuant to Section 8.1(e)) and that the Company shall, during such three business day period, negotiate in good faith with Parent to make such adjustments to the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal.

     (c) Notwithstanding anything in this Section 6.5 to the contrary, nothing in this Agreement shall prevent the Company or its Board of Directors from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to shareholders required to be made by applicable statute, law, rule or regulation in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to shareholders with regard to any Acquisition Proposal.

     As used herein, the term "Superior Proposal" shall mean an Acquisition Proposal to acquire all of the equity interest in or all or substantially all of the assets of the Company (on a consolidated basis) and which the Board of Directors of the Company reasonably determines, in good faith after consultation with its financial advisors and legal advisors taking into account all legal, financial, regulatory and other aspects of the proposal, is more favorable to the Company and its shareholders than the Merger and is reasonably capable of being completed (including with respect to the ability of such third party to obtain any external financing). Reference in the foregoing definition to the "Merger" shall include any proposed alteration of the terms of this Agreement committed to in writing by Parent in response to such Acquisition Proposal.

     SECTION 6.6 Employment and Employee Benefits Matters. (a) For a period of at least one year following the Effective Time (such period of time, the "Protected Period"), Parent shall cause the Surviving Corporation or any of its affiliates to provide to employees of the Company pay (which shall include rates of base salary or wages and annual bonus opportunities), benefits and benefit plans, programs and policies (including, without limitation, severance benefits, medical and welfare plans), which are substantially comparable in the aggregate to those provided by the Company to the employees of the Company on the date hereof. Notwithstanding anything set forth above, the participation of the employees of the Company in any Parent's option or similar equity grant or purchase programs or plans shall be subject to the eligibility requirements of such programs or plans.

     (b) Current employees of the Company shall also be provided credit for all service with the Company and its subsidiaries, to the same extent as such service was credited for such purpose by the Company and its subsidiaries for such employees, under (i) all employee benefit plans, programs, policies and fringe benefits arrangements to be provided to such employees for purposes of eligibility and vesting, (ii) severance plans, programs and policies to be provided to such employees for purposes of calculating the amount of each such employee's severance benefits and (iii) vacation and sick leave plans, programs and policies for purposes of calculating the amount of each such employee's vacation and sick leave. With respect to each employee benefit plan, program or policy of Parent that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA) in which current employees of the Company participate following the Effective Time, the Parent or its subsidiaries shall
(A) cause there to be waived any pre-existing condition or eligibility limitations and (B) give effect, in determining any deductible and maximum out-of-pocket limitations payable during the plan year in which the Effective Time occurs, to claims incurred and amounts paid by, and amounts reimbursed to, current employees of the Company during such plan year under similar plans maintained by the Company and its subsidiaries immediately prior to the Effective Time.

     (c) Parent will, or will cause the Surviving Corporation to, assume and either will, or will cause the Surviving Corporation to, discharge the obligations under each employment or severance agreement listed in Section 3.10(a) of the Company Disclosure Schedule.

     (d) Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.6 shall impede or limit Parent, Merger Sub, the Company or any of their affiliates from terminating any of their employees at any time for any reason or no reason, subject to the provisions of applicable law.

     SECTION 6.7 Directors' and Officers' Indemnification and Insurance.
(a) Without limiting any additional rights that any employee may have under any employment agreement or Company Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) and former officer or director of the Company and its subsidiaries (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including, without limitation, attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer or director of the Company or any of its subsidiaries and (ii) matters existing or occurring at or prior to the Effective Time (including, without limitation, this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law. Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Parent or the Surviving Corporation within ten business days of receipt by Parent from the Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the MBCA, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

     (b) The articles of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors, officers and employees than are presently set forth in the Company's articles of incorporation and By-laws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

     (c) Parent shall, or shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the Effective Time, provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in any one year an amount in excess of the amount specified in Section 6.7 of the Company Disclosure Schedule, and provided, further, that if the annual premiums of such insurance coverage exceed such specified amount, Parent shall be obligated to obtain, or to cause the Surviving Corporation to obtain, a policy with the greatest coverage available for a cost not exceeding such specified amount.

     (d) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

     (e) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in Section 6.6 and this Section 6.7.

     SECTION 6.8 Further Action; Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act, to make any additional filings required by any applicable Antitrust Law, and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the approval of the Merger pursuant to the HSR Act or other Antitrust Laws as soon as practicable. Each of Parent and the Company (to the extent directed by Parent) shall as promptly as practicable comply with the Foreign Antitrust Laws.

     (b) Each of Parent, Merger Sub and the Company shall, in connection with the efforts referenced in Section 6.8(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party (including sharing copies of any such filings or submissions reasonably in advance of the filing or submission thereof); (ii) keep the other party informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other U.S. or foreign governmental authority ("Governmental Authority") and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit each of the other parties hereto to review in advance any communication intended to be given by it to, and consult with the other parties in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other person, give the other parties the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

     (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.8(a) and (b), each party hereto shall use its reasonable best efforts to resolve objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to consummate the Merger, in no event shall Parent or any of its subsidiaries or affiliates be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture or accept any operational restriction, or take or commit to take any action that, in the sole discretion of Parent, could be expected to limit (A) the freedom of action of Parent or its subsidiaries or affiliates with respect to the operation of, or Parent's or its subsidiaries' or affiliates' ability to retain, the Company or any businesses, product lines or assets of the Company, or (B) the ability to retain, own or operate any portion of the businesses, product lines, or assets, of Parent or any of its subsidiaries or affiliates, or alter or restrict in any way the business or commercial practices of the Company, Parent or its subsidiaries or affiliates.

     (d) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging any transaction contemplated by this Agreement (i) each of Parent, Merger Sub and the Company shall cooperate with each other and use its respective reasonable best efforts to defend, contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, and
(ii) Parent, Merger Sub and the Company shall defend, at their cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by this Agreement.

     (e) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.8 shall limit a party's right to terminate this Agreement pursuant to Section 8.1(b) so long as such party has up to then complied in all material respects with its obligations under this
Section 6.8.

     (f) Following the Effective Time, none of the Surviving Corporation, Parent or any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which could reasonably be expected to cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

     SECTION 6.9 Public Announcements. Each of the Company, Parent and
Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by law or the rules or regulations of any applicable United States securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party.

     SECTION 6.10 NYSE Listing. The parties hereto shall use their reasonable best efforts to have the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of the Options to be approved for listing on the NYSE, subject to notice of official issuance, prior to the Closing Date. Any fees in connection with the listing payable prior to the Effective Time shall be paid by Parent or Merger Sub.

     SECTION 6.11 Rule 16(b). Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to the Company Common Stock) and acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) pursuant to the Merger by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or Parent, as the case may be, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

     SECTION 6.12 Affiliates. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons that, to its knowledge, are at the time this Agreement is submitted for adoption by the shareholders of the Company "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

     SECTION 6.13 Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time or earlier termination of this Agreement, the Company (i) shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement relating to the making of an Acquisition Proposal to which it or any of its subsidiaries is a party (other than the confidentiality agreement referenced in Section 6.4) unless, in response to an unsolicited bona fide written Acquisition Proposal not resulting from a breach of Section 6.5(a), the Board of Directors shall have determined in good faith, after consultation with outside counsel to the Company, that such action is appropriate in order for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law, and (ii) subject to clause (i), shall use reasonable efforts to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

     SECTION 6.14 Shareholder Litigation. Each of the Company and Parent shall give the other the reasonable opportunity to participate in the defense of any shareholder litigation against the Company or Parent, as applicable, and their respective directors relating to the transactions contemplated by this Agreement.

     SECTION 6.15 Termination of Benefits Plan. The Company shall, or shall cause each of its subsidiaries, to (a) terminate the Company Profit Sharing and Savings Plan effective immediately prior to the Closing Date and make all contributions required for periods through such termination date, (b) cease all further contributions to such plan with respect to pay periods beginning on and after the Closing Date (other than as required to repay loans thereunder) and (c) cease making any additional loans to participants under the Company Profit Sharing and Savings Plan effective as of the termination of such plan. The Company shall provide written resolutions reasonably satisfactory to Parent authorizing the foregoing. A copy of such resolutions shall be delivered to Parent prior to the Closing Date. In connection with the foregoing, Parent shall permit any current employee of the Company to roll over their account balances under the Company Profit Sharing and Savings Plan into a qualified defined contribution plan maintained by Parent (or an affiliate of Parent), at such times and in accordance with such requirements as are applicable to such qualified defined contribution plan.


                                 ARTICLE VII

                             CONDITIONS OF MERGER

     SECTION 7.1 Conditions to Obligation of Each Party to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) this Agreement and the Merger shall have been approved by the affirmative vote of the shareholders of the Company by the Company Requisite Vote in accordance with the Company's articles of incorporation and the MBCA;

          (b) no statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced (i) by any United States or state court or United States Governmental Authority which prohibits, restrains or enjoins the consummation of the Merger or
     (ii) by any Governmental Authority pursuant to Foreign Antitrust Laws that prohibits, restrains, or enjoins the consummation of the Merger; provided, however, that any party invoking this condition has complied with its obligations under Section 6.8;

          (c) there shall have expired or been terminated the waiting periods (and any extension thereof) applicable to the Merger under or the Merger shall have been approved pursuant to (i) the HSR Act and (ii) any applicable Foreign Antitrust Laws of (A) those jurisdictions specified on
     Section 7.1(c) of the Parent Disclosure Schedule and (B) those additional jurisdictions, if any, identified by Parent in writing prior to the Closing in which approval of the Merger is required and which Parent was unable to identify in Section 7.1(c) of the Parent Disclosure Schedule due to the Company's provision of information requested by Parent about the Company's or its subsidiaries' activities in such jurisdictions that was inaccurate or incomplete; and

          (d) the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the shares of Parent Common Stock to be issued in the Merger shall have been complied with in all material respects.

     SECTION 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

     (a) (i) the representations and warranties of the Company set forth in this Agreement that are qualified as to Company Material Adverse Effect shall be true and correct and (ii) the representations and warranties of the Company in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct or true and correct in all material respects, as the case may be, as of such specified date), except where the failure of any such representations and warranties referred to in clause (ii) to be so true and correct, in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect;

     (b) the Company shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date;

     (c) Parent shall have received a certificate of the Chief Executive Officer, President or Vice President of the Company, certifying that the conditions set forth in Sections 7.2(a) and (b) have been satisfied; and

     (d) Parent shall have received the opinion, based on appropriate representations of the Company and Parent, of King & Spalding, counsel to Parent, to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

     (a) (i) the representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified as to Parent Material Adverse Effect shall be true and correct and (ii) the representations and warranties of Parent and Merger Sub in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct or true and correct in all material respects, as the case may be, as of such specified date), except where the failure of any such representations and warranties referred to in clause (ii) to be so true and correct, in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect;

     (b) each of Parent and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date;

     (c) the Company shall have received certificates of an authorized signatory of each of Parent and Merger Sub, certifying that the conditions set forth in Sections 7.3(a) and (b) have been satisfied;

     (d) the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of the Options shall have been approved for listing on the NYSE, subject only to official notice of issuance; and

     (e) the Company shall have received the opinion, based on appropriate representations of the Company and Parent, of Simpson Thacher & Bartlett, counsel to the Company, to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company:

     (a) by mutual written consent of Parent, Merger Sub and the Company;

     (b) by Parent or the Company if any court of competent jurisdiction or other Governmental Authority located or having jurisdiction within the United States or any Governmental Authority acting pursuant to Foreign Antitrust Laws shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable;

     (c) by either Parent or the Company if the Effective Time shall not have occurred on or before the date which is nine months from the date hereof (the "Termination Date"); provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the party seeking to terminate if any action of such party (or, in the case of Parent, Merger Sub) or the failure of such party (or, in the case of Parent, Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date and such action or failure to perform constitutes a breach of this Agreement;

     (d) by the Company (i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement such that the conditions set forth in Sections 7.3(a) or 7.3(b) would not be satisfied and (A) such breach is not reasonably capable of being cured or (B) in the case of a breach of a covenant or agreement, if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (I) 10 business days following notice of such breach and (II) the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement, or (ii) prior to the approval of the Merger and this Agreement by the Company Requisite Vote, in accordance with, and subject to the terms and conditions of, Section 6.5(b);

     (e) by Parent (i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Sections 7.2(a) or 7.2(b) would not be satisfied and (A) such breach is not reasonably capable of being cured or (B) in the case of a breach of a covenant or agreement, if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (I) 10 business days following notice of such breach and (II) the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or (ii) if the Board of Directors of the Company shall have withdrawn, modified or changed (it being understood and agreed that a communication by the Board of Directors of the Company to the shareholders of the Company pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to the shareholders of the Company in connection with the commencement of a tender offer or exchange offer, shall not be deemed to constitute a withdrawal, modification or change of its recommendation of this Agreement or the Merger) in a manner adverse to Parent or Merger Sub its approval or recommendation of this Agreement or the Merger or shall have recommended to the shareholders of the Company an Acquisition Proposal other than the Merger, or shall have resolved to effect any of the foregoing; or

     (f) by either Parent or the Company if, at the Shareholders Meeting or any adjournment thereof, the Merger and this Agreement shall not have been approved by the Company Requisite Vote.

     SECTION 8.2 Effect of Termination. (a) In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except with respect to Sections 3.14, 4.8, 6.4(b), 6.9, this Section 8.2, Section 8.3 and Article IX, which shall survive such termination; provided, however, that nothing herein shall relieve any party from liability for any willful breach of its representations, warranties, covenants and agreements contained herein.

     (b) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii) or by Parent pursuant to Section 8.1(e)(ii), then the Company shall pay $7,700,000 (the "Termination Fee") to Parent, at or prior to the time of termination in the case of a termination pursuant to
Section 8.1(d)(ii) or as promptly as reasonably practicable (but in any event within five days of notice of termination by Parent) pursuant to Section 8.1(e)(ii) payable by wire transfer of same day funds.

     (c) In the event that this Agreement is terminated by Parent or the Company pursuant to Section 8.1(f) and at the time of such termination a pending Acquisition Proposal shall have been publicly announced and, within one year following such termination, the Company consummates an Acquisition Proposal, the Company shall pay to the Parent the Termination Fee by wire transfer of same day funds not later than two business days after the consummation of such transaction (provided that, for purposes of this Section 8.2(c), the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 6.5(a), except that the reference to "20% or more" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "more than 50%").

     (d) The Company acknowledges that the agreements contained in this
Section 8.2 or Section 8.3 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, Parent would not enter into this Agreement. If the Company fails to pay promptly the fee due pursuant to Section 8.2 or Section 8.3, the Company will also pay to Parent Parent's reasonable costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fee under Section 8.2 or Section 8.3, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by Citibank, N.A. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the date of such change in such prime rate.

     SECTION 8.3 Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. In the event that this Agreement is terminated by Parent or the Company pursuant to Section 8.1(f), the Company shall reimburse Parent for all of its reasonable out-of-pocket documented expenses incurred by Parent on or after October 28, 2002 in connection with or related to the performance of this Agreement and the transactions contemplated hereby, such expenses not to exceed $750,000. Any such payment shall be credited against any payment otherwise payable by the Company pursuant to Section 8.2.

     SECTION 8.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger and this Agreement by the shareholders of the Company, no amendment may be made which by law requires the further approval of the shareholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.5 Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     SECTION 9.1 Non-Survival of Representations, Warranties and
Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (i) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and
(ii) this Article IX.

     SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to Parent or Merger Sub:

                          General Electric Company
                          GE Power Systems
                          4200 Wildwood Parkway
                          Atlanta, Georgia  30339
                          Facsimile:  (770) 859-7811
                          Attention:  David E. Tucker

                  with additional copies to:

                          General Electric Company
                          GE Power Systems
                          4200 Wildwood Parkway
                          Atlanta, Georgia  30339
                          Facsimile:  (770) 859-7378
                          Attention:  James M. Waterbury, Esq.

                          King & Spalding
                          1185 Avenue of Americas
                          New York, New York 10036
                          Facsimile:  (212) 556-2222
                          Attention:  Stephen M. Wiseman, Esq.

                  if to the Company:

                          Osmonics, Inc.
                          5951 Clearwater Drive
                          Minnetonka, Minnesota 55343
                          Attention:  D. Dean Spatz
                          Facsimile:  (952) 988-6379

                                        and

                          Attention:   Ed Fierko
                          Facsimile:   (952) 988-6379
                  with additional copies to:

                          Simpson Thacher & Bartlett
                          425 Lexington Avenue
                          New York, NY  10017
                          Attention:  John G. Finley, Esq.
                          Facsimile:  212-455-2502

                  and:

                          Maslon Edelman Borman & Brand, LLP
                          3300 Wells Fargo Center
                          Minneapolis, Minnesota 55402
                          Attention: Larry A. Koch, Esq.
                          Facsimile: 612-642-8322

     SECTION 9.3 Certain Definitions. For purposes of this Agreement, the term:

     (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

     (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or
          (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock (and the term "beneficially owned" shall have a corresponding meaning);

     (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York or Minneapolis, Minnesota;

     (d) "control" (including the terms "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

     (e) "generally accepted accounting principles" or "GAAP" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein;

     (f) "governmental entity" shall mean any U.S. federal, state, or local or foreign court, administrative or regulatory agency or commission or other governmental entity or instrumentality;

     (g) "knowledge" with respect to the Company means the actual knowledge of any of the persons set forth in Section 9.3(g) of the Company Disclosure Schedule;

     (h) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

     (i) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     SECTION 9.5 Entire Agreement; Assignment. This Agreement, the
Company Disclosure Schedule and the Parent Disclosure Schedule, the Environmental Access Agreement referred to in Section 6.4, the confidentiality agreement referred to in Section 6.4 and that certain letter dated the date hereof from the Company to Parent constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The Company Disclosure Schedule and the Parent Disclosure Schedule referred to herein and signed for identification by the parties hereto are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than with respect to the provisions of Sections 6.7 which shall inure to the benefit of the persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof.

     SECTION 9.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota, without regard to such state's conflict of laws principles.

     SECTION 9.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.10 Specific Performance; Service of Process. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.2 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

     SECTION 9.11 Parent Guarantee. Parent agrees to take all action necessary to cause Merger Sub or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement. Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub or the Surviving Corporation, as applicable, of its respective obligations under this Agreement and shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub or the Surviving Corporation, as applicable, under this Agreement. This is a guarantee of payment and performance and not collectibility. Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Sub or the Surviving Corporation, as applicable, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 9.11.

     SECTION 9.12 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                           GENERAL ELECTRIC COMPANY



                           By:    /s/     John G. Rice
                               ----------------------------------
                               Name:  John G. Rice
                               Title: Senior Vice President,
                                        President and CEO
                                        GE Power Systems


                           OASIS ACQUISITION, INC.



                           By:   /s/    JAMES M. WATERBURY
                               ---------------------------------
                               Name:  James M. Waterbury
                               Title: Vice President



                           OSMONICS, INC.



                           By:   /s/   D. DEAN SPATZ
                               ----------------------------------
                               Name:  Chairman and CEO
                               Title: Chairman and CEO
                                        Osmonics, Inc.

                                                                 Exhibit A



General Electric Company
GE Power Systems
 4200 Wildwood Parkway
Atlanta, Georgia  30339
Attention:  James M. Waterbury, Esq.

Ladies and Gentlemen:

     General Electric Company, a New York corporation ("Parent"), Oasis Acquisition, Inc., a Minnesota corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Osmonics, Inc., a Minnesota corporation (the "Company") have entered into an Agreement and Plan of Merger dated as of November 3, 2002 (the "Merger Agreement") pursuant to which Merger Sub will merge with and into the Company (the "Merger") whereby each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) shall be converted into the right to receive a number of shares of common stock, par value $0.06 per share, of Parent ("Parent Common Stock") or a specified amount of cash. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact.

     If, in fact, the undersigned were such an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the shares of Parent Common Stock received by the undersigned in the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and, to the extent the undersigned felt necessary, the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent is under no obligation to register Parent Common Stock for sale, transfer or other disposition by the undersigned or take any action to make compliance with an exemption from registration available to the undersigned.

     The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign, transfer or otherwise dispose of any of the Parent Common Stock received (including through a cashless exercise of stock options) by the undersigned in the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the written opinion of counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

     In the event of a sale or other disposition by the undersigned of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto, a broker's letter in customary form or other evidence reasonably satisfactory to Parent and its counsel and, to the extent required by the preceding paragraph, the written opinion of counsel or no-action letter referred to in such paragraph. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any shares of Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the Parent Common Stock sold as indicated in such letter. Notwithstanding the foregoing, Parent shall revoke the stop transfer instructions with respect to any shares of Parent Common Stock held by the undersigned or a transferee of the undersigned as to which the legend referred to below has been removed.

     The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing any Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates
(A) upon the transfer by the undersigned of Parent Common Stock (i) if one year shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) if two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned or (iii) pursuant to an effective registration statement under the Securities Act or (B) upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel (which may be Simpson Thacher & Bartlett) reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act.

     There will be placed on the certificates for Parent Common Stock issued to the undersigned in connection with the Merger, or, except as otherwise provided herein, any substitutions therefor, a legend stating in substance:

               "The shares represented by this certificate were issued pursuant to a business combination, in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement, dated _________, 2002, between the registered holder hereof and General Electric Company, a copy of which is on file at the principal offices of General Electric Company. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended. The shares may not be sold, pledged or otherwise disposed of except pursuant to a registration statement under, or in accordance with an exemption from the registration requirements of, the Securities Act of 1933."

     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of shares of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

                                    Very truly yours,



                                    [NAME]

Dated:  ___________, ____

                                                               [DATE]

[NAME]

     On _________, the undersigned sold ___ shares of common stock (the "Parent Common Stock") of Parent ("Parent") which were received by the undersigned in connection with the merger of Osmonics, Inc. with and into a subsidiary of Parent.

     Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the shares of Parent Common Stock sold by the undersigned were within the prescribed limitations set forth in paragraph
(e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     The undersigned hereby represents that the shares of Parent Common Stock were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Parent Common Stock, and that the undersigned has not made any payment in connection with the offer or sale of the Parent Common Stock to any person other than to the broker who executed the order in respect of such sale.

                                    Very truly yours,